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                                                               EXHIBIT 99.g(2)

                        INVESTMENT SUB-ADVISORY AGREEMENT

         THIS INVESTMENT SUB-ADVISORY AGREEMENT (this "Agreement") is entered into and made effective as of the ___ day of March, 2000, by and between meVC ADVISERS, INC., a Delaware corporation ("Adviser"), and DRAPER FISHER JURVETSON MEVC MANAGEMENT CO., LLC, a California limited liability company ("Sub-Adviser"). Terms not otherwise defined herein shall have the meaning assigned to them in that certain Investment Advisory Agreement (the "Advisory Agreement"), dated of even date herewith, by and between meVC Draper Fisher Jurvetson Fund I, Inc., a Delaware corporation (the "Fund"), and Adviser.

                              W I T N E S S E T H:

         WHEREAS, the Fund is a non-diversified closed-end management investment company that has elected to be regulated as a business development company pursuant to the provisions of the Investment Company Act; and

         WHEREAS, Adviser is a registered investment adviser under the Advisers Act; and

         WHEREAS, pursuant to the terms and subject to the conditions of the Advisory Agreement, Adviser has undertaken to serve as the Fund's investment advisor and, in connection therewith, to perform certain services for the Fund with respect to the administration of the Fund and its investment activities; and

         WHEREAS, Sub-Adviser is a registered investment adviser under the Advisers Act; and

         WHEREAS, Sub-Adviser desires to serve as an investment sub-adviser to the Fund and, in connection therewith, to assist Adviser in the fulfillment of its duties and obligations under the Advisory Agreement, such assistance to be provided on the terms and subject to the conditions as set forth herein; and

         WHEREAS, Adviser desires to retain Sub-Adviser to assist Adviser in the fulfillment of its duties and obligations under the Advisory Agreement on the terms and subject to the conditions set forth in this Agreement; and

         WHEREAS, the Fund intends to apply to the Securities and Exchange Commission (the "Commission") for one or more exemptive orders pursuant to Sections 6(c) and 57(i) of the Investment Company Act and Rule 17d-1 promulgated thereunder (the "Orders") to allow the Fund to enter into certain investment transactions with certain individuals or entities that may be deemed by the Commission to be "affiliates" (as defined in the Investment Company Act and the rules and regulations promulgated thereunder) of the Fund ("Fund Affiliates"); and

         WHEREAS, subject to the Commission's grant of such Orders, and subject in all cases to the approval of the Fund's Board of Directors, it is contemplated that many of the Fund's venture capital investments will be investments made in conjunction with one or more Fund Affiliates (individually, an "Affiliate Transaction" and, collectively, "Affiliate Transactions");

         NOW, THEREFORE, in consideration of the mutual covenants and agreements of the parties hereto as herein set forth, the parties covenant and agree as follows:

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         1.       APPOINTMENT OF SUB-ADVISER; DUTIES OF SUB-ADVISOR.

         (a) On the terms and subject to the conditions set forth in this Agreement, Adviser hereby retains Sub-Adviser to serve as the Fund's investment sub-adviser and, in connection therewith, to assist Adviser with the fulfillment of its obligations as set forth in the Advisory Agreement.

         (b) In all cases subject to the approval of the Fund's Board of Directors, during the term of this Agreement, Sub-Adviser hereby agrees to:

                  (i) manage the investment and reinvestment of the Fund's assets (except for the investment and reinvestment of the Fund's assets in Temporary Investments (as defined in the Fund's Prospectus), all obligations with respect to which shall remain those of Adviser);

                  (ii) continuously review, supervise and administer the Fund's investment program to determine in its discretion the securities to be purchased or sold and the portion of the Fund's assets to be held uninvested;

                  (iii) provide or make available significant managerial assistance and guidance to the companies in which the Fund invests, such assistance and guidance in all cases to be at least the minimum level required for the Fund to at all times remain in compliance with the relevant provisions of the Investment Company Act;

                  (iv) provide the Fund with all required records concerning Adviser's efforts on behalf of the Fund; and

                  (v) provide regular reports to the Fund's Board of Directors concerning Adviser's activities on behalf of the Fund.

         2. ACCEPTANCE BY SUB-ADVISER. Sub-Adviser hereby accepts appointment as an investment sub-adviser to the Fund on the terms and conditions set forth in this Agreement, and agrees to discharge its duties and responsibilities hereunder to the best of its abilities and in compliance with the objectives, policies and limitations as set forth in the Fund's Prospectus and applicable laws and regulations, subject in all cases to the approval of the Fund's Board of Directors.

         3.       COMPENSATION.

         (a) For the services rendered by Sub-Adviser as set forth in this Agreement, Adviser shall pay to Sub-Adviser an amount equal to forty percent (40%) of any Management Fee paid by the Fund to Adviser pursuant to Section 4 of the Advisory Agreement. Adviser shall remit to Sub-Adviser its portion of any such Management Fee not later than the third business day following Adviser's receipt of a Management Fee from the Fund.

         (b) As additional compensation for Sub-Adviser's services pursuant to this Agreement, Adviser shall pay to Sub-Adviser an amount equal to ninety percent (90%) of any Incentive Fee paid by the Fund to Adviser pursuant to
Section 4 of the Advisory Agreement. Adviser shall remit to Sub-Adviser its portion of any such Incentive Fee not later than the third business day following Adviser's receipt of an Incentive Fee from the Fund.

         (c) In the event of termination of this Agreement, any compensation to which Sub-Adviser may be entitled pursuant to this Section 3 shall be computed as of the period ending on the last business day on which this Agreement is in effect, subject to pro rata adjustment based on the number of days elapsed in the current month as a percentage of the total number of days in such month.

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         4.       EXPENSES.  Sub-Adviser shall pay all of its own costs and
expenses, including those costs and expenses incurred by Sub-Adviser in the discharge of its duties and obligations pursuant to this Agreement.

         5. AFFILIATE TRANSACTIONS: With respect to each Affiliate Transaction proposed for investment by the Fund, Adviser and Sub-Adviser hereby acknowledge and agree as follows:

         (a) Sub-Adviser shall present such opportunity to the Fund's Board of Directors at least five (5) business days prior to the date an investment decision must be made, and shall make available to each director all such documentation and other information as such directors shall deem necessary or appropriate to allow them to make an informed decision with respect to the Fund's participation in such investment opportunity; PROVIDED, HOWEVER, that the Fund's Board of Directors, in its sole and absolute discretion, may waive some or all of the advance notice requirement on a case-by-case basis.

         (b) The Fund's Board of Directors shall have the sole and absolute discretion with respect to the Fund's participation in an Affiliate Transaction and, absent the express authorization of the Fund's Board of Directors, Sub-Adviser shall have no authority to obligate the Fund with respect to any such Affiliate Transaction.

         (c) Sub-Adviser shall at all times comply, and shall conduct itself so as to allow the Fund to comply, with the terms and conditions as imposed by the Commission and set forth in any relevant Order.

         6. LIMITATION OF LIABILITY. In the absence of: (i) willful misfeasance, bad faith or gross negligence on the part of Sub-Adviser in the performance of its obligations and duties hereunder; (ii) reckless disregard by Sub-Adviser of its obligations and duties hereunder; or (iii) a loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services (in which case any award of damages shall be limited to the period and the amount set forth in Section 36(b)(3) of the Investment Company Act), Sub-Adviser shall not be subject to any liability to Adviser or the Fund or any stockholder of the Fund for any error of judgment, mistake of law or any other act or omission in the course of, or connected with, the rendering of services by Sub-Adviser hereunder including, without limitation, for any losses that may be sustained in connection with the purchase, holding, redemption or sale of any security by Sub-Adviser on behalf of the Fund.

         7. EXCLUSIVITY. The services provided by Sub-Adviser hereunder are not exclusive and Sub-Adviser shall remain free to render such services to others.

         8. RECORDS. Sub-Adviser agrees to preserve the records required by Rule 204-2 promulgated under the Advisers Act for the period specified therein.

         9. WRITTEN DISCLOSURE STATEMENT. Sub-Adviser has previously delivered to each of Adviser and the Fund a written disclosure statement as required by Section 204-3(a) of the Advisers Act in the form of either a copy of
Part II of Sub-Adviser's Form ADV which complies with Section 204-1(b) of the Advisers Act or a written document containing at least the information required by Part II of Form ADV. Such written disclosure statement was delivered by Sub-Adviser to Adviser and the Fund within the time period specified by Section 204-1(b) of the Advisers Act.

         10. DURATION. This Agreement shall be effective beginning on the date set forth in the preamble hereof, and shall remain in force for an initial period of two (2) years. Upon the expiration of the initial two-year period, this Agreement shall be automatically extended for successive one (1) year periods, PROVIDED, that each such continuation is approved by a majority vote of the Fund's Board of Directors and by the holders of at least a majority of the outstanding voting securities of the Fund.

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         11.      TERMINATION; AGREEMENT OF THE PARTIES RESPECTING TERMINATION.

         (a) This Agreement may be terminated by either party hereto, at any time and without penalty, upon delivery of written notice of such termination at least sixty (60) days prior to the termination date, such written notice to be delivered by the terminating party to the non-terminating party and to the Board of Directors of the Fund.

         (b) This Agreement may be terminated by (i) the Board of Directors of the Fund or (ii) the holders of a majority of the outstanding voting securities of the Fund, upon the delivery Adviser and Sub-Adviser of written notice of such termination at least sixty (60) days prior to the termination date.

         (c) This Agreement shall immediately and automatically terminate in the event of its assignment without the written consent of Adviser and the Fund.

         (d) Except as may be otherwise agreed or consented to by the parties hereto:

             (i) this Agreement shall terminate automatically in the event of a termination of the Advisory Agreement, such termination to occur concurrently with the termination of the Advisory Agreement;

             (ii) in the event of a termination of this Agreement, Adviser shall terminate the Advisory Agreement, such termination to occur concurrently with the termination of this Agreement or as reasonably practicable thereafter; and

             (iii) in the event of a termination of this Agreement or the Advisory Agreement pursuant to this Section 11, each party hereto agrees that it will not thereafter provide, agree to provide or cause to be provided, directly or indirectly, investment advisory services to the Fund.

         12.      CHANGE IN MEMBERSHIP OF SUB-ADVISER.

         (a) Upon the occurrence of any of the following events, and in no event later than three (3) business days thereafter, Sub-Adviser shall provide written notice of such occurrence to each of the Fund and Adviser:

             (i) the withdrawal, voluntary or otherwise, of any member (whether managing or non-managing) from membership in Sub-Adviser;

             (ii) the admission of any new member (whether managing or non-managing) to membership in Sub-Adviser,

             (iii) the substitution of any individual or entity in place of any current member (whether managing or non-managing) of Sub-Adviser; or

             (iv) the occurrence of any other event or series of events which results, or can reasonably be expected to result, in a change in the current membership of Sub-Adviser.

         (b) Sub-Adviser's obligations pursuant to this Section 12 shall terminate upon the conversion of Sub-Adviser from a limited liability company form to a C corporation.

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         13.      AMENDMENTS. This Agreement may be amended with the mutual
consent of the parties, PROVIDED, that any such proposed amendment shall be consented to by (i) a majority of the Fund's directors, (ii) a majority of the Fund's disinterested directors and (iii) the holders of a majority of the Fund's outstanding voting securities.

         14.      INDEMNIFICATION.

         (a) INDEMNIFICATION BY SUB-ADVISER. Sub-Adviser shall indemnify and hold Adviser harmless from and against any and all losses, damages, costs, charges, counsel fees, payments, expenses and liabilities arising out of or attributable to any action or failure or omission to act by Sub-Adviser as a result of Sub-Adviser's willful misfeasance, bad faith, gross negligence or reckless disregard of its obligations and duties under this Agreement.

         (b) INDEMNIFICATION BY THE FUND. To the fullest extent permitted by applicable law, the indemnification provisions of Section 6(b) of the Advisory Agreement shall be deemed specifically incorporated by reference herein as permitted by Section 3(b)(iv) of the Advisory Agreement and the Fund shall have the same indemnification obligations to Sub-Adviser as it has to Adviser as described in Section 6(b) of the Advisory Agreement.

         15. AGENCY RELATIONSHIP. Nothing herein shall be construed as constituting Sub-Adviser as an agent of Adviser or of the Fund.

         16. SEVERABILITY. If any term or condition of this Agreement shall be found to be invalid or unenforceable to any extent or in any application, the remainder of this Agreement, including such term or condition, except to the extent or in such application such term or condition is held invalid or unenforceable, shall not be affected thereby, and each and every term and condition of this Agreement shall be valid and enforceable to the fullest extent and in the broadest application permitted by law.

         17. CAPTIONS. The captions of this Agreement are included for convenience only and in no way define or limit any of the provisions hereof or otherwise affect their construction or effect.

         18. DEFINITIONS. For purposes of this Agreement, the terms "majority of the outstanding voting securities," "assignment" and "interested person" shall have the respective meanings assigned to them in the Investment Company Act and the rules and regulations thereunder, subject, however, to such exemptions as may be granted to either Adviser or the Fund by the Securities and Exchange Commission pursuant to the authority conveyed to it under the provisions of the Investment Company Act and/or the Advisers Act.

         19. NOTICES. All notices required or permitted to be delivered under or pursuant to this Agreement shall be so delivered by certified mail, postage prepaid, as follows:

                  If to Adviser:        meVC Advisers, Inc.
                                        991 Folsom Street, Suite 301
                                        San Francisco, CA  94107
                                        Attn:  Secretary

                  If to Sub-Adviser:    Draper Fisher Jurvetson MeVC Management Co., LLC
                                        400 Seaport Court, Suite 250
                                        Redwood City, California  94063
                                        Attn:  Managing Member

                                      -5-

                  If to the Fund:       meVC Draper Fisher Jurvetson Fund I, Inc.
                                        991 Folsom Street, Suite 301
                                        San Francisco, CA  94107
                                        Attn:  Secretary

                  with a copy to:       Pillsbury Madison & Sutro LLP

                                        50 Fremont St., 10th Floor
                                        San Francisco, CA  94104
                                        Attn:  Michael J. Halloran, Esq.

         Any notice delivered pursuant to this Section 19 shall be deemed delivered on the third day following its deposit in the United States mail or the date such notice is actually received by the addressee, whichever shall occur first.

         20. ENTIRE AGREEMENT. This Agreement contains the entire agreement of the parties with respect to the matters referred to herein and supersedes all prior agreements, negotiations, commitments or understandings.

         21. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be taken to be an original and together shall constitute one and the same document.

         22. GOVERNING LAW. This Agreement shall be construed in accordance with the laws of the State of Delaware and the applicable provisions of the Investment Company Act and the Advisers Act and the rules and regulations promulgated thereunder.

         IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

                                        meVC ADVISERS, INC.

                                        By
                                          -------------------------------------
                                                Chief Executive Officer

                                        DRAPER FISHER JURVESTON MEVC
                                        MANAGEMENT CO., LLC

                                        By
                                          -------------------------------------
                                                Managing Member

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